UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 18, 2022, National Bank Holdings Corporation, a Delaware corporation and parent of NBH Bank, a bank chartered under the laws of the State of Colorado (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Community Bancorporation (“CB”), a Utah corporation and parent of the Rock Canyon Bank, a bank chartered under the laws of the State of Utah, pursuant to which CB will merge with and into the Company with the Company surviving the merger (the “Merger”). Under the terms of the Merger Agreement, each share of CB’s common stock will be exchanged for $1.49 in cash and 0.2859 shares of the Company’s common stock. In the aggregate, the stockholders of CB will receive approximately $16.1 million of cash consideration, subject to certain potential adjustments, and approximately 3.1 million shares of the Company’s common stock. The transaction has a value of $136.0 million in the aggregate, based on the Company’s closing price of $38.69 on April 14, 2022. On April 18, 2022, shareholders holding, in the aggregate, approximately 90% of CB’s common stock entered into a Voting and Support Agreement whereby, among other things, such shareholders agreed to vote in favor of the adoption of the Merger Agreement and each of the other actions contemplated thereby. The transaction is expected to be completed during the second half of 2022.

The Merger Agreement contains customary representations and warranties of both parties, as well as, customary conditions to the parties’ obligations to close the transaction, including, without limitation, (1) the adoption of the Merger Agreement by the Company’s shareholders, (2) shares of the Company’s common stock that are issuable in the Merger having been authorized for listing on NYSE, subject to official notice of issuance, (3) the receipt of required regulatory approvals; (4) the absence of any law or injunction that prohibits the consummation of the Merger; (5) the accuracy of each party’s representations and warranties set forth in the Merger Agreement, subject to certain exceptions; and (6) receipt of opinions from the Company’s and CB’s respective tax counsel that the Merger qualifies as a reorganization under the U.S. tax code and certain tax certifications.

The Merger Agreement contains certain termination rights for both parties, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated by April 18, 2023.

Pursuant to the terms of the Merger Agreement, the Company will file a shelf registration statement following the closing of the Merger relating to the Company’s common stock issued as merger consideration. For a period of six (6) months following the closing the Merger, certain CB shareholders have agreed to refrain from transferring to a third party, in any given day, Company common stock in an amount greater than 20% of the average daily trading volume of the Company’s common stock for the 20-day period immediately preceding that day.

The shareholders of CB have agreed to indemnify the Company for certain losses a under the Merger Agreement. It is expected that $3.25 million will be withheld from the merger consideration and held in escrow for a period of approximately twelve months in connection with this indemnification obligation in order to satisfy any unresolved claims.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, CB or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, CB or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Voting and Support Agreement

As referenced above, on April 18, 2022, concurrently with entering into the Merger Agreement, shareholders holding, in the aggregate, approximately 90% of CB’s common stock entered into a Voting and Support Agreement. Pursuant to the Voting and Support Agreement, in addition to agreeing to take the actions described above, the shareholders agreed to vote against any competing proposal, to not transfer their shares prior to the closing of the Merger, and not to exercise appraisal rights.

The foregoing description of the form of Voting and Support Agreement is qualified in its entirety by reference to the full text of the Voting and Support Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to obtain regulatory approvals and meet other closing conditions to the mergers on the expected terms and schedule; delay in closing the mergers; difficulties and delays in integrating the NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our position; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of April 18, 2022, by and among Community Bancorporation, National Bank Holdings Corporation, the Significant Stockholders named therein and Park Roney
10.1*	Form of Voting and Support Agreement, dated as of April 18, 2022, by and among National Bank Holdings Corporation and certain shareholders of Community Bancorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci
Title: Chief Administrative Officer & General Counsel
Date: April 20, 2022